YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

XCF Global

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 9, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
https://www.cstproxy.com/xcfglobal/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

Please mark your votes like this **X**

Proposal No. 1 — XCF Global Authorized Stock Increase Proposal: To increase the number of shares of XCF Global Class A common stock, par value $0.0001 per share (the "XCF Global Common Stock") that XCF Global is authorized to issue from 500,000,000 to 1,700,000,000 (the "XCF Global Authorized Stock Increase Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — XCF Global Stock Issuance Proposal: To vote on a proposal to approve, in accordance with Nasdaq Listing Rules 5635(a), (b) and (d), the potential issuance of 19.99% or more of XCF Global's issued and outstanding XCF Global Common Stock, constituting the stock consideration to be issued pursuant to that certain Business Combination Agreement (as may be amended, supplemented, restated and/or otherwise modified from time to time, the "BCA"), dated as of April 13, 2026, by and among XCF Global, DevvStream Corp., an Alberta corporation ("DevvStream"), Southern Energy Renewables Inc., a Louisiana corporation ("Southern Energy"), DevvStream Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global ("DevvStream Merger Sub") and Southern Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of XCF Global ("Southern Energy Merger Sub"), a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus (the "XCF Global Stock Issuance Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — XCF Global Director Election Proposal: To elect seven directors, effective as of the effective time (the "Effective Time") of the Business Combination contemplated by the BCA, to serve on the board of directors of the post-closing company until their respective successors are duly elected and qualified or until such directors' earlier death, resignation or removal (the "XCF Global Director Election Proposal");

1) Christopher Cooper
2) Chad J. Langley
3) John Wharton
4) Wray Thorn
5) Sanford Cockrell
6) Si-Yeon Kim
7) Carl Stanton

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name(s) of the nominee(s) on the line below

____

Proposal No. 4 — XCF Global 2025 Equity Incentive Plan Increase Proposal: To approve the increase of the number of shares of XCF Global Common Stock reserved for issuance under the XCF Global 2025 Equity Incentive Plan from 14,557,181 to 80,000,000 (the "XCF Global 2025 Equity Incentive Plan Increase Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — XCF Global Adjournment Proposal: To vote on a proposal to authorize an adjournment of the XCF Global Special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the XCF Global Stock Issuance Proposal (the "XCF Global Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**2026.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders of XCF Global, Inc. to be held on September 10, 2026

To view the 2026 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/xcfglobal/2026

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

XCF GLOBAL, INC.

Holders of XCF Global Common Shares owning such shares of record at the close of business on July 29, 2026 are entitled to attend and vote at the XCF Global Special Meeting and any continuation or adjournment thereof. The enclosed joint proxy statement/prospectus more fully describes the details of the business to be conducted at the meeting. XCF Global does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the XCF Global Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. We urge you to read the enclosed joint proxy statement/prospectus, including the Annexes, carefully and in their entirety, as they include important information about the Business Combination and the BCA. In particular, we urge you to carefully read the section titled "Risk Factors" beginning on page 24 of the enclosed joint proxy statement/prospectus for a description of the risks that you should consider in evaluating the proposals at the XCF Global Special Meeting.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)